UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Polaryx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43080	47-3393659
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

South Tower, 140 E Ridgewood Avenue, Suite 415

Paramus, NJ 07652

(Address of principal executive offices) (Zip Code)

(201) 940-7236

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLYX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Polaryx Therapeutics, Inc. (the “Company”), held its Annual Meeting of Stockholders on Thursday, September 10, 2026. For more information on the following proposals, refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 28, 2026, the relevant portions of which are incorporated herein by reference. The matters voted on and the results of the votes are as follows:

1. The following nominees for Class I Directors were elected. Each person elected will serve until the 2029 annual meeting of stockholders or until such person’s successor is elected and qualified.

	Number of Votes	Number of Votes	Broker
Nominee	Cast For	Withheld	Non-Votes
Alex Yang	30,072,137	332	472,610
Mitchel Berger	30,072,137	332	472,610

2. The ratification of the appointment of Grant Thorton LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026 was approved with 30,510,106 votes cast in favor; 34,973 votes against; and no abstentions. There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

September 14, 2026	Polaryx Therapeutics, Inc.

/s/ Alex Yang
Alex Yang
Chief Executive Officer

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